AMENDMENT NO. 1 TO PLEDGE AGREEMENT

         THIS AMENDMENT NO. 1 to Pledge Agreement is made as of this __th day of February, 2002 among GSB INVESTMENTS CORP., a Delaware corporation ("Pledgor"), JPMORGAN CHASE BANK, as collateral agent (the "Collateral Agent") thereunder for the benefit of JPMORGAN CHASE BANK, as secured party ("Secured Party"), and Secured Party.

         WHEREAS, Pledgor and Secured Party, by J.P. Morgan Securities Inc., as its agent, entered into a Stock Purchase Agreement (as amended from time to time, the "Stock Purchase Agreement") dated as of November 14, 2001, pursuant to which Pledgor has agreed to sell and Secured Party has agreed to purchase shares of common stock, par value $1.00 per share, or security entitlements in respect thereof ("Common Stock"), of Golden State Bancorp Inc., a Delaware corporation (the "Issuer"), subject to the terms and conditions of the Stock Purchase Agreement;

         WHEREAS, Pledgor, the Collateral Agent and Secured Party entered into a Pledge Agreement dated as of November 14, 2001 (the "Pledge Agreement") pursuant to which Pledgor granted the pledge provided for therein to secure Pledgor's obligations under the Stock Purchase Agreement;

         WHEREAS, Pledgor, the Collateral Agent and Secured Party now desire to amend the Pledge Agreement to provide for the lending of certain shares of Common Stock pledged thereunder;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. Defined Terms; References. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Pledge Agreement. The terms "Loaned Shares" and "Loan" shall have the meanings assigned to them in the Share Lending Agreement (as defined herein). Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained herein or in the Pledge Agreement shall refer to the Pledge Agreement as amended hereby and by the exhibits and annexes hereto.

         SECTION 2. Share Loan Agreement and Share Loans. (a) Notwithstanding anything to the contrary in the Pledge Agreement, the Collateral Agent is hereby authorized and instructed, on behalf of Pledgor and as Pledgor's agent, to enter into a Share Lending Agreement with JPMorgan Chase Bank ("JPMorgan Chase"), as borrower, substantially in the form attached as Annex B hereto (the "Share Lending Agreement").

          (b) The Collateral Agent, in its capacity as Pledgor's agent, is hereby authorized and instructed to commence lending up to all of the Pledged Items to JPMorgan Chase from time to time in accordance with the provisions of the Share Lending Agreement, subject to the satisfaction of the following conditions:

                  (i) No Pledged Items may be lent under the Share Lending Agreement until the Pledgor has filed UCC-1 financing statements in the form of Annex A hereto in each of the filing offices specified in Exhibit B to the Pledge Agreement.

                  (ii) It is hereby confirmed, agreed and acknowledged that all proceeds of Pledged Items, including, without limitation, all of Pledgor's right, title and interest in and to:

                           (A) any obligation of JPMorgan Chase to Pledgor
                  under the Share Lending Agreement, including, without limitation, any obligation to return the Loaned Shares upon termination of a Loan or to pay or deliver any amounts or assets to Pledgor in respect of distributions made on or with respect to the Loaned Shares,

                           (B) any amounts paid or assets delivered by
                  JPMorgan Chase to Pledgor in respect of distributions made on or with respect to the Loaned Shares, and

                           (C) any Loaned Shares transferred by JPMorgan Chase
                  to Pledgor upon termination of a Loan under the Share Lending Agreement,

         in each case, shall constitute Collateral.

                  (iii) Pledgor may, by notice to the Collateral Agent (without a requirement of Secured Party consenting to such notice at the time when such notice is given), instruct the Collateral Agent to terminate any or all Loans then outstanding pursuant to Section 5(b) of the Share Lending Agreement and cause Pledged Items subject to such Loans to be returned to the Collateral Agent. Pledgor will not cause any Loans to be made, and will terminate any such Loans pursuant to Section 5(b) of the Share Lending Agreement, if any such Loan would contravene, or conflict with any provision of applicable law or regulation.

                  (iv) Immediately upon receipt by the Collateral Agent pursuant to the terms of the Share Lending Agreement of (x) any Pledged Items returned upon termination of a Loan or (y) any proceeds in respect of Pledged Items, the Collateral Agent shall hold such returned Pledged Items and such proceeds as Collateral subject to the Security Interests for the benefit of Secured Party.

          (c) Pledgor hereby acknowledges and agrees to all the representations, warranties and covenants made on its behalf in the Share Lending Agreement. In addition, Pledgor hereby represents and warrants to the Collateral Agent and Secured Party that:

                  (i) other than the Pledge Agreement as amended hereby, any UCC-1 financing statements in the form of Annex A hereto filed in the filing offices specified in Exhibit B to the Pledge Agreement, or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral;

                  (ii) upon the execution and delivery hereof by the parties hereto and (x) in the case of Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC), the delivery of such Collateral to the Collateral Agent, and (y) in the case of Collateral consisting of general intangibles (as defined in Section 9-102(a)(42) of the UCC), the filing of UCC-1 financing statements in the form of Annex A hereto in the filing offices specified in Exhibit B to the Pledge Agreement, (A) the Collateral Agent will have, for the benefit of Secured Party, a valid and perfected security interest in, and, in the case of any such Collateral consisting of investment property, Control with respect to the Collateral, subject to no prior Lien, (B) in the case of Collateral consisting of securities (as defined in Sections 8-102(a)(15) and 8-103 of the UCC), the Collateral Agent will be a protected purchaser (as defined in Section 8-303 of the UCC) in respect thereof and (C) in the case of Collateral consisting of security entitlements, no action based on an adverse claim thereto, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted against the Collateral Agent or Secured Party; and

                  (iii) no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of the Pledge Agreement, as amended hereby, or necessary for the validity or enforceability of the Pledge Agreement, as amended hereby, or for the perfection or enforcement of the Security Interests other than the filing of UCC-1 financing statements in the form of Annex A hereto in the filing offices specified in Exhibit B to the Pledge Agreement.

         SECTION 3. Miscellaneous. (a) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

         (b) This Amendment No. 1 may be executed, acknowledged and delivered in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

          (c) This Amendment No. 1 shall become effective upon the execution hereof by all the parties hereto.



         IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 to the Pledge Agreement as of the date and year first above written.

                                 PLEDGOR:

                                 GSB INVESTMENTS CORP.


                                 By:  /s/Todd J. Slotkin
                                    ______________________________________
                                           Name:   Todd J. Slotkin
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer



                                 COLLATERAL AGENT:

                                 JPMORGAN CHASE BANK, as Collateral
                                 Agent


                                 By: /s/Neeraj Hora
                                    ______________________________________
                                          Name:  Neeraj Hora
                                          Title: Vice President



                                 SECURED PARTY:

                                 JPMORGAN CHASE BANK, as Secured
                                 Party


                                 By: /s/Neeraj Hora
                                    ______________________________________
                                          Name:  Neeraj Hora
                                          Title: Vice President



                                                                    Annex A


                      [FORM OF UCC-1 FINANCING STATEMENT]

                   SCHEDULE A TO FINANCING STATEMENT NAMING
                     GSB INVESTMENTS CORP., AS DEBTOR, AND
                   JPMORGAN CHASE BANK, AS COLLATERAL AGENT
                        ON BEHALF OF THE SECURED PARTY

         This financing statement covers the right, title and interest of GSB INVESTMENTS CORP. ("Debtor") in and to the following, whether now owned or hereafter acquired (all of which hereinafter collectively referred to as the "Collateral"):

           (i)  the Pledged Items;

          (ii) all additions to and substitutions for Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Sections 5(a) or 6(b) of the Pledge Agreement or Section 2 of the Amendment No. 1 to the Pledge Agreement) (such additions and substitutions, the "Additions and Substitutions");

         (iii) all income, proceeds and collections received or to be received, or derived or to be derived, at the time the Pledged Items were delivered to the Collateral Agent or at any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Debtor, with respect to Debtor) from or in connection with the Pledged Items or the Additions and Substitutions (including, without limitation, (A) any shares of capital stock issued by the Issuer in respect of any Common Stock constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Common Stock constituting Collateral, or into which any such Common Stock is converted in connection with any Merger Event, and any security entitlements in respect of any of the foregoing, (B) any obligation of the Collateral Agent to replace any rehypothecated Collateral and (C) any amounts paid or assets delivered to Debtor by the Collateral Agent in respect of dividends paid or distributions made on shares of Common Stock constituting Collateral that have been rehypothecated); and

         (iv)     the Share Lending Agreement and all rights thereunder;

          (v) all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held or credited as Collateral under the Pledge Agreement; and

         (vi) all powers and rights owned at the time the Pledged Items were delivered to the Collateral Agent or thereafter acquired under or with respect to the Pledged Items or the Additions and the Substitutions.

         As used in this Schedule A, the following capitalized terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Amendment No. 1 to the Pledge Agreement" means Amendment No. 1 to the Pledge Agreement, dated as of February __, 2002, among Pledgor, the Collateral Agent and Secured Party.

         "Business Day" means any day on which commercial banks are open for business in New York City and the Exchange is not closed.

         "Calculation Agent" means JPMorgan Chase Bank.

         "Closing Price" means, with respect to any security on any Valuation Date or any other Trading Day and subject to adjustment as a result of certain events as provided in Article 6 of the Stock Purchase Agreement, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the Exchange on such day or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market on such day as reported by Pink Sheets LLC (formerly known as the National Quotation Bureau) or a similar organization or, if such bid price is not available, the market value of such security on such day as determined by the Calculation Agent (in each of the foregoing circumstances, the price determination being made as of the close of regular session trading on the relevant market); provided that if the trading hours on the Exchange are extended to later than 4:00 p.m. (New York time), then the time as of which the closing sale price or the last quoted bid price shall be determined shall be selected by the Calculation Agent in its sole discretion; provided further that the proviso contained in the definition of Valuation Date shall apply to the price determined on any other Trading Day mutatis mutandis.

         "Collateral Agent" means JPMorgan Chase Bank or any successor appointed in accordance with Section 9 of the Pledge Agreement.

         "Common Stock" means shares of common stock, par value $1.00 per share, of the Issuer, or security entitlements in respect thereof.

         "Exchange" means, at any time, the principal national securities exchange or automated quotation system, if any, on which the Common Stock is listed or quoted at such time.

         "Issuer" means Golden State Bancorp Inc., a Delaware corporation.

         "Market Disruption Event" means, with respect to any Tranche, in relation to any Valuation Date for such Tranche, as determined by the Calculation Agent, the occurrence or existence during the one-half hour period that ends at the close of the regular session of trading on the Exchange of the material suspension of or material limitation imposed on trading on (i) the Exchange in Common Stock or in stocks generally or (ii) the primary exchange on which options contracts or futures contracts related to Common Stock are traded; provided that a limitation on the hours and number of days of trading resulting from a change in the regular business hours of the Exchange or such options exchange will not constitute a "Market Disruption Event."

         "Maturity Date" means November 16, 2003.

         "Merger Event" means, in respect of shares of Common Stock, any (A) reclassification or change of shares of Common Stock that results in a transfer of or an irrevocable commitment to transfer 100% of the outstanding shares of Common Stock, (B) consolidation, amalgamation or merger of the Issuer with or into another entity (other than a consolidation, amalgamation or merger in which the Issuer is the continuing entity and which does not result in any such reclassification or change of 100% of the outstanding shares of Common Stock), or (C) other takeover offer for shares of Common Stock that results in a transfer of or an irrevocable commitment to transfer 100% of the shares of Common Stock (other than the shares of Common Stock owned or controlled by the offeror), in each case if the Merger Date is on or before the Settlement Date for the last Tranche hereunder. "Merger Date" means, in respect of a Merger Event, the date upon which holders of the necessary number of shares of Common Stock (other than, in the case of a takeover offer, shares of Common Stock owned or controlled by the offeror) have agreed or have irrevocably become obligated to transfer their shares of Common Stock.

         "Pledge Agreement" means the Pledge Agreement dated as of November 14, 2001, as amended by the Amendment No. 1 to the Pledge Agreement and as further amended from time to time, among Debtor, Collateral Agent and Secured Party.

         "Pledged Items" means, as of any date, any and all securities and instruments delivered by Pledgor to be held by the Collateral Agent under the Pledge Agreement as Collateral.

         "Share Lending Agreement" means the Share Lending Agreement dated as of February __, 2002 between JPMorgan Chase Bank, solely in its capacity as Agent for Debtor, and JPMorgan Chase Bank, in its capacity as borrower, entered into pursuant to the Pledge Agreement.

         "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of November 14, 2001, as amended from time to time, between Debtor and Secured Party, acting through J.P. Morgan Securities Inc.

         "Secured Party" means JPMorgan Chase Bank, in its capacity as secured party, and its successors and assigns.

         "Settlement Date" means, with respect to any Tranche, the third Business Day immediately following the last Valuation Date for such Tranche.

         "Trading Day" means, with respect to any security, a day on which the Exchange is open for trading or quotation.

         "Valuation Date" means, with respect to any Tranche, each of the five Trading Days preceding and including the Maturity Date for such Tranche; provided that if there is a Market Disruption Event on any Valuation Date for such Tranche, then such Valuation Date for such Tranche shall be the first succeeding Trading Day on which there is no Market Disruption Event and on which another Valuation Date does not or is not deemed to occur, unless such first succeeding Trading Day has not occurred as of the fifth Trading Day immediately following the Maturity Date for such Tranche, in which case (i) that fifth Trading Day shall be deemed to be the last Valuation Date for such Tranche, notwithstanding the Market Disruption Event and (ii) notwithstanding the definition of "Closing Price", the Calculation Agent shall determine the Closing Price for such Tranche as of that fifth Trading Day in its discretion.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.